UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF BROWNIE'S MARINE GROUP, INC.

The undersigned, being all of the members of the board of directors of BROWNIE'S MARINE GROUP, INC., a Florida corporation (the "Corporation"), hereby adopts the following resolutions pursuant to the Florida Business Corporation Act effective November 22, 2017:

WHEREAS, the board of directors of the Corporation (the "Board") believes it is in the best interests of the Corporation to establish a Board that includes a majority of independent members;

WHEREAS, there is currently a vacancy on the Board and the bylaws of the Corporation provide any vacancy on the Board may be filled by the affirmative vote of the majority of the remaining directors;

WHEREAS, the Board has reviewed the D&O Questionnaire completed by Dana Allen and have determined that Dana Allen (the "New Director") qualifies as an independent member of the Corporation's Board and that the service of the New Director on the Corporation's Board is in the best interest of the Corporation due to his professional experience disclosed under his D&O Questionnaire;

RESOLVED, in accordance with the bylaws of the Corporation, the New Director is appointed to fill the vacancy and serve on the Board, at the pleasure of the shareholders of the Corporation and have such duties as set forth in the bylaws of the Corporation and as provided under Florida law and to serve in such capacity until such time his successor is duly elected and qualified;

RESOLVED, that the Corporation and the New Director shall execute the Independent Director Agreement in the form attached hereto (the "Independent Director Agreement") and that in consideration of serving on the board of directors, the New Director shall receive an annual fee of $6,000 payable in accordance with the Independent Director Agreement and shall receive 2,000,000 shares of the Corporation's common stock (the "Shares"), such shares vesting upon issuance.

RESOLVED, that the Shares are fully paid and non-assessable and certificates representing the Shares shall contain the appropriate restrictive legends;

RESOLVED, that the appropriate officers of the Corporation are authorized to execute and deliver all such other consents, certificates, instruments, agreements and other documents and any amendments thereof, and to do all such acts in the name and on behalf of the Corporation as may be necessary or convenient in order to carry out the purposes of the foregoing resolutions.

RESOLVED, that facsimile and other electronically scanned signatures shall constitute original signatures for all purposes of these resolutions and that these resolutions may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one document.

DocuSigned by:

Robert Carmichael

Mikkel Pitzner